Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Aeva Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	2,706,978 (2)	$2.69 (3)	$7,281,770.82	$0.0001531	$1,114.84

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	2,706,978 (4)	$2.29 (3)	$6,189,505.20	$0.0001531	$947.62

Total Offering Amounts					$13,471,276.02		$2,062.46

Total Fee Offsets							—(5)

Net Fee Due							$2,062.46

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)

Represents 2,706,978 shares of Common Stock that were automatically added to the shares reserved for issuance under the Company’s 2021 Incentive Award Plan, as amended (the “2021 Incentive Award Plan”) on January 1, 2025 pursuant to an “evergreen” provision contained in the 2021 Incentive Award Plan.

(3)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee. The price per share and aggregate offering price of the shares reserved for issuance under the 2021 Incentive Award Plan are based upon the average of the high and low prices of the Common Stock on March 14, 2025, as reported on the Nasdaq Global Select Market, which date is within five (5) business days prior to the filing of this Registration Statement. The price per share and aggregate offering price of the shares reserved for issuance under the Company’s 2022 Employee Stock Purchase Plan (the “2022 ESPP”) are based upon the average of the high and low prices of the Common Stock on March 14, 2025, as reported on the Nasdaq Global Select Market, which date is within five (5) business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchasers under the 2022 ESPP.

(4)

Represents 2,706,978 shares of Common Stock that were automatically added to the shares reserved for issuance under the 2022 ESPP on January 1, 2025 pursuant to an “evergreen” provision contained in the 2022 ESPP.

(5)	The Registrant does not have any fee offsets.